Exhibit 10.16

April 28, 2003

Name and Address

To All holders of

Short-Term Notes

Issued January 31, 2003

With your approval, we are changing the dates of the two-year period on which the royalty will be paid on these notes from (April 1, 2003 through March 31, 2005) to (July 1, 2003 through June 30, 2005). This should increase the revenue available for royalty since it now appears there will only be a small amount of revenue during the second quarter of 2003, but the quarter added in 2005 should have substantially greater revenue amounts.

Yours Very Truly,

Henry Houston

CFO

Approved:		Date:
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